Exhibit 99.1

For Immediate Release

CRITICAL PATH ANNOUNCES SECOND QUARTER 2003 RESULTS

SAN FRANCISCO — (July 24, 2003) Critical Path, Inc. (Nasdaq: CPTH) a global leader in digital communications software and services, today announced financial results for the second quarter ended June 30, 2003.

Revenues for the second quarter of 2003 were $18.1 million, compared to $18.0 million in the first quarter of 2003. Cash operating expenses, which exclude amortization, depreciation and restructuring charges were $23.6 million in the second quarter of 2003, compared with $26.0 million in the first quarter of 2003.

Based on Generally Accepted Accounting Principles (GAAP) in the United States, net loss attributable to common shares for the second quarter of 2003 improved to $11.0 million, or $0.14 per share, compared to $26.9 million, or $0.34 per share, in the first quarter of 2003.

Earnings before interest, taxes, depreciation, and amortization, adjusted to exclude special charges (Adjusted EBITDA), amounted to a loss of $5.4 million in the second quarter, compared to an Adjusted EBITDA loss of $7.9 million in the first quarter of 2003.

“Expenses continued to fall, a credit to our organization for execution on our plan,” said William McGlashan, Jr., Critical Path chairman and chief executive officer. “We have continued to invest in our hosted platform during the quarter as the opportunity is tremendous. We have seen significant interest in our joint offering with HP and are excited to be finishing the implementation of our first customer on the new platform.

At June 30, 2003 the Company’s cash and cash equivalents totaled $24.5 million as compared with its March 31, 2003 balance of $31.4 million. During the quarter the Company used cash of approximately $6.0 million to fund operating losses, approximately $2.1 million in restructuring payments, approximately $3.3 million in capital expenditures and $1.4 million in other cash expenses, for an aggregate cash usage of $12.8 million. These uses were offset by cash proceeds from the sale of certain equity investments of approximately $2.1 million and the early release of approximately $3.8 million from an escrow account established in connection with the acquisition of The docSpace Company. In

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Critical Path Announces Second Quarter 2003 Results / 2

light of the Company’s current cash balance, the Company may consider funding and other strategic alternatives in the coming quarters.

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. It utilizes two primary non-GAAP metrics: cash operating expenses and Adjusted EBITDA. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for cash operating expenses and Adjusted EBITDA are in the Alternative Measurement Reconciliation table below.

Conference Call

Critical Path will host a conference call today to discuss the financial results for the second quarter 2003. Those who would like to participate in the conference call should dial 877/231-3543 or 706/634-1329 (international) prior to 4:50 PM ET. The conference call and its replay will also be available via Web cast from the Company’s Web site, www.criticalpath.net. A telephone replay of the conference call will be available for seven days following the call. To access the replay, please dial (800) 642-1687 or (706) 645-9291 (international), passcode 1818389. The Web cast and this earnings release will be available on our Web site for twelve months following the conference call.

About Critical Path, Inc.

Critical Path, Inc. (Nasdaq: CPTH) is a global leader in digital communications software and services. The company provides messaging solutions — from wireless, secure and unified messaging to basic email and personal information management — as well as identity management solutions that simplify user profile management and strengthen information security. The standards-based Critical Path Communications Platform, built to perform reliably at the scale of public networks, delivers the industry’s lowest total cost of ownership for messaging solutions and lays a solid foundation for next-generation communications services. Solutions are available on a hosted or licensed basis. Critical Path’s customers include more than 700 enterprises, 190 carriers and service providers, eight national postal authorities and 35 government agencies. Critical Path is headquartered in San Francisco. More information can be found at www.criticalpath.net

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Critical Path Announces Second Quarter 2003 Results / 3

Forward-Looking Statements:

This press release contains forward-looking statements, including the Company’s statements regarding, its finance, business and operations including anticipated or projected revenue, expenses and operational growth, markets, strategic partners and potential customers for Critical Path products and services. The words “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” and “estimate” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, difficulties of forecasting future results due to our limited operating history, failure to meet sales and revenue objectives, forecasts and earnings guidance, general economic conditions in markets in which the Company does business, worldwide slow down in technology spending by our customers and potential customers, failure to negotiate favorable or timely deals with strategic partners for the distribution of our products and services, the relative success of strategic partnerships and global sales alliances, our evolving business strategies and the emerging nature of the market for our products and services, turnover within and integration of senior management, board of directors members and other key personnel, difficulties in delivering and marketing our product and service offerings, protection of our intellectual property, failure to successfully expand our sales and marketing activities, potential difficulties associated with restructuring, strategic relationships, investments and uncollected bills, volatility in the market for stock and risks associated with potential delisting actions by the market on which we are listed, risks associated with our international operations, foreign currency fluctuations, unplanned system interruptions and capacity constraints, software defects, and other risks discussed from time to time in our SEC reports. These and other risks and uncertainties are described in more detail in Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov).

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc.

Critical Path Contact Information:

For Reporters: Critical Path, Inc. Jim Fulton (415) 541-2524 jim.fulton@criticalpath.net	For Investors: Critical Path, Inc. Mike Bishop (415) 541-2619 mike.bishop@criticalpath.net

TABLES TO FOLLOW

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Critical Path Announces Second Quarter 2003 Results / 4

CRITICAL PATH, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2002	June 30, 2003
		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$33,498	$24,548
Short-term marketable securities	5,583	—
Accounts receivable, net	22,818	20,539
Other current assets	4,030	6,858

Total current assets	65,929	51,945
Long-term marketable securities	3,990	—
Equity investments	357	—
Property and equipment, net	18,142	16,790
Goodwill	6,613	6,613
Restricted cash	2,729	—
Other assets	6,246	5,922

Total assets	$104,006	$81,270

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$28,093	$25,416
Accrued liabilities	3,764	3,704
Deferred revenue	10,788	8,977
Line of credit facility	—	4,900
Capital lease and other obligations, current	3,323	2,745

Total current liabilities	45,968	45,742
Convertible subordinated notes payable	38,360	38,360
Capital lease and other obligations, long-term	1,332	785

Total liabilities	85,660	84,887

Mandatorily redeemable preferred stock	26,900	39,963

Shareholders’ deficit	(8,554)	(43,580)

Total liabilities, mandatorily redeemable preferred stock and shareholders’ deficit	$104,006	$81,270

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Critical Path Announces Second Quarter 2003 Results / 5

CRITICAL PATH, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2002	March 31, 2003	June 30, 2003	June 30, 2002	June 30, 2003
	(Unaudited)
Net revenues
Software license	$10,900	$5,047	$5,592	$21,811	$10,639
Hosted messaging	5,582	5,386	4,856	12,546	10,242
Professional services	2,645	3,220	3,155	4,582	6,375
Maintenance and support	3,315	4,381	4,533	7,192	8,914

Total net revenues	22,442	18,034	18,136	46,131	36,170

Cost of net revenues
Software license	586	1,797	722	873	2,519
Hosted messaging	7,570	6,263	7,103	15,387	13,366
Professional services	2,166	3,450	2,910	4,609	6,360
Maintenance and support	2,224	1,929	1,387	4,327	3,316
Amortization of purchased technology	4,631	—	—	9,261	—
Stock-based expense—Hosted messaging	232	8	—	417	8
Stock-based expense—Professional services	65	3	—	146	3
Stock-based expense—Maintenance and support	121	6	—	272	6

Total cost of net revenues	17,595	13,456	12,122	35,292	25,578

Gross profit	4,847	4,578	6,014	10,839	10,592

Operating expenses
Sales and marketing	11,374	9,309	7,931	22,317	17,240
Research and development	5,173	4,623	4,813	10,175	9,436
General and administrative	6,296	3,226	3,320	12,974	6,546
Amortization of intangible assets	6,227	—	—	12,369	—
Stock-based expense—Sales and marketing	650	18	—	3,185	18
Stock-based expense—Research and development	353	15	—	775	15
Stock-based expense—General and administrative	3,111	9	—	3,408	9
Restructuring and other expense	1,539	3,189	892	1,539	4,081

Total operating expenses	34,723	20,389	16,956	66,742	37,345

Loss from operations	(29,876)	(15,811)	(10,942)	(55,903)	(26,753)
Non-operating expenses
Interest and other income (expense), net	(3,359)	(6,427)	3,526	(2,730)	(2,901)
Interest expense	(733)	(769)	(783)	(1,516)	(1,552)
Equity in net loss of joint venture	(1,005)	—	—	(1,408)	—
Gain on investments	—	—	349	—	349

Total non-operating expenses	(5,097)	(7,196)	3,092	(5,654)	(4,104)

Net loss before income taxes	(34,973)	(23,007)	(7,850)	(61,557)	(30,857)
Provision for income taxes	(594)	(194)	(287)	(21)	(481)

Net loss	(35,567)	(23,201)	(8,137)	(61,578)	(31,338)
Accretion on mandatorily redeemable preferred stock	(3,261)	(3,665)	(2,839)	(6,467)	(6,504)

Net loss attributable to common shares	$(38,828)	$(26,866)	$(10,976)	$(68,045)	$(37,842)

Net loss per share—basic and diluted
Net loss attributable to common shares	$(0.50)	$(0.34)	$(0.14)	$(0.88)	$(0.48)

Weighted average common shares outstanding	77,790	78,664	79,493	77,152	79,079

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Critical Path Announces Second Quarter 2003 Results / 6

CRITICAL PATH, INC.

Alternative Measurement Reconciliations

(In thousands)

	Three Months Ended
	June 30, 2002	March 31, 2003	June 30, 2003
	(Unaudited)
Adjusted EBITDA (1)
Net loss attributable to common shares	$(38,828)	$(26,866)	$(10,976)
Adjustments
Cost of net revenues
Depreciation	4,034	2,982	3,166
Amortization of purchased technology	4,631	—	—
Stock-based expense—Hosted messaging	232	8	—
Stock-based expense—Professional services	65	3	—
Stock-based expense—Maintenance and support	121	6	—
Operating expenses
Depreciation	3,348	1,642	1,438
Amortization of intangible assets	6,227	—	—
Stock-based expense—Sales and marketing	650	18	—
Stock-based expense—Research and development	353	15	—
Stock-based expense—General and administrative	3,111	9	—
Restructuring and other expense	1,539	3,189	892
Non-operating expenses
Interest and other income and expense, net
Change in fair-value of preferred stock instrument	—	6,200	360
Other income and expense, net	3,359	227	(3,886)
Interest expense	733	769	783
Equity in net loss of joint venture	1,005	—	—
Gain on investments	—	—	(349)
Provision for income taxes	594	194	287
Accretion on redeemable convertible preferred stock	3,261	3,665	2,839

Total non-cash and non-operating adjustments (2)	33,263	18,927	5,530

Adjusted EBITDA (1)	$(5,565)	$(7,939)	$(5,446)

Cash Operating Costs
Net loss attributable to common shares	$(38,828)	$(26,866)	$(10,976)
Adjustments
Total net revenues	(22,442)	(18,034)	(18,136)
Total non-cash, restructuring and non-operating adjustments (2)	33,263	18,927	5,530

Cash Operating Costs	$(28,007)	$(25,973)	$(23,582)

(1) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude non-cash stock-based charges, extraordinary restructuring expenses, accretion on redeemable convertible preferred stock and other non-operating expenses.

(2) Total non-cash, restructuring and non-operating adjustments is defined in the Adjusted EBITDA table presented above.

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